Exhibit 3.2

                                     BYLAWS

                                       OF

                             SWORDFISH VENTURES INC.

I. SHAREHOLDER'S MEETING.

..01 ANNUAL MEETINGS.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places,

either within or without the State of Nevada, as may be designated by the notice of the meeting, on the first week in February of each and every year, at 1:00

p.m., commencing in 2010 but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

..02 SPECIAL MEETING.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the

Corporation, or by the President, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of

Directors may designate any place, either within or without the State of Nevada,

as the place of any special meeting called by the president or the Board of

Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of

Directors and placed in the notice of such meeting.

..03 NOTICE OF MEETING.

Written notice of annual or special meetings of shareholders stating the place,

day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the

Corporation.

..04 WAIVER OF NOTICE.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

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..05 QUORUM AND ADJOURNED MEETINGS.

A majority of the outstanding shares of the Corporation entitled to vote,

represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

..06 PROXIES.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

..07 VOTING OF SHARES.

Except as otherwise provided in the Articles of Incorporation or in these

Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II. DIRECTORS.

..01 GENERAL POWERS.

The business and affairs of the Corporation shall be managed by its Board of

Directors.

..02 NUMBER, TENURE AND QUALIFICATIONS.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified.

Directors need not be residents of the State of Nevada or shareholders of the

Corporation.

..03 ELECTION.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

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..04 VACANCIES.

In case of any vacancy in the Board of Directors, the remaining Directors,

whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Directors whose place shall be vacant,

and until his/her successor shall have been duly elected and qualified. Further,

the remaining Directors may fill any empty seats on the Board of Directors even if the empty seats have never been occupied.

..05 RESIGNATION.

Any Director may resign at any time by delivering written notice to the secretary of the Corporation.

..06 MEETINGS.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the

Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

     A. ANNUAL MEETING OF DIRECTORS.

     Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

     B. SPECIAL MEETINGS.

     Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any

     Director in attendance at such meeting.

     C. REGULAR MEETINGS OF DIRECTORS.

     Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of

     Directors shall be necessary.

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..07 QUORUM AND VOTING.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment,

notwithstanding the withdrawal of enough Directors to leave less than a quorum.

..08 COMPENSATION.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

..09 PRESUMPTION OF ASSENT.

A Director of the Corporation who is present at a meeting of the Board of

Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.

Such right to dissent shall not apply to a Director who voted in favor of such action.

..10 EXECUTIVE AND OTHER COMMITTEES.

The Board of Directors, by resolution adopted by a majority of the full Board of

Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of

Directors, but no such committee shall have the authority of the Board of

Directors, in reference to amending the Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale,

lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof,

designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

..11 CHAIRMAN OF BOARD OF DIRECTORS.

The Board of Directors may, in its discretion, elect a chairman of the Board of

Directors from its members; and, if a chairman has been elected, he/she shall,

when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

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..12 REMOVAL.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of

Directors.

III. ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders,

setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV. OFFICERS.

..01 OFFICERS DESIGNATED.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of

Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

..02 ELECTION, QUALIFICATION AND TERM OF OFFICE.

Each of the Officers shall be elected by the Board of Directors. None of said

Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

..03 POWERS AND DUTIES.

The powers and duties of the respective corporate Officers shall be as follows:

     A. PRESIDENT.

     The president shall be the chief executive Officer of the Corporation and,

     subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs.

     He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of

     Directors.

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     B. VICE PRESIDENT.

     In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

     C. SECRETARY.

     The secretary shall:

     1.   Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

     2.   See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

     3.   Be custodian of the corporate records and of the seal of the

          Corporation and affix the seal of the Corporation to all documents as may be required;

     4.   Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

     5.   Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     6.   Have general charge of the stock transfer books of the corporation;

          and,

     7.   In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

     D. TREASURER.

     Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

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     E. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

     The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the

     Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall,

     respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

..04 REMOVAL.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

..05 VACANCIES.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

..06 SALARIES.

The salaries of all Officers of the Corporation shall be fixed by the Board of

Directors.

V. SHARE CERTIFICATES

..01 FORM AND EXECUTION OF CERTIFICATES.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada.

They shall be signed by the president and by the secretary, and the seal of the

Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

..02 TRANSFERS.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these

Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

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..03 LOSS OR DESTRUCTION OF CERTIFICATES.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of

Directors it is proper to do so.

VI. BOOKS AND RECORDS.

..01 BOOKS OF ACCOUNTS, MINUTES AND SHARE REGISTER.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

..02 COPIES OF RESOLUTIONS.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII. CORPORATE SEAL.

The Corporation is not required to have a corporate seal.

VIII. LOANS.

No loans shall be made by the Corporation to its Officers or Directors

IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

..01 INDEMNIFICATION.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal,

administrative or investigative (other than an action by or in the right of the

Corporation) by reason of the fact that such person is or was a Director,

Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order,

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settlement, conviction, or upon a plea of nolo contendere or its equivalent,

shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

..02 DERIVATIVE ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the

Corporation's favor by reason of the fact that such person is or was a Director,

Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

..03 SUCCESSFUL DEFENSE.

To the extent that a Director, Trustee, Officer, employee or Agent of the

Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and

..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

..04 AUTHORIZATION.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer,

employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the

Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination


under this Paragraph ..04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

..05 ADVANCES.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

..06 NONEXCLUSIVITY.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law,

bylaw, agreement, vote of shareholders or disinterested Directors or otherwise,

both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

..07 INSURANCE.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

..08 "CORPORATION" DEFINED.

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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X. AMENDMENT OF BYLAWS.

..01 BY THE SHAREHOLDERS.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

..02 BY THE BOARD OF DIRECTORS.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI. FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of

Directors.

XII. RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules or Order, Newly

Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII. REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the

Corporation for Federal Income Tax purposes, the employee shall reimburse the

Corporation, upon notice and demand, to the full extent of the disallowance.

This legally enforceable obligation is in accordance with the provisions of

Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

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